Exhibit 99.1

USG Corporation Reports First Quarter 2017 Results

Business Highlights

First Quarter 2017 vs. First Quarter 2016

  Net sales increase to $767 million from $747 million
  Net income decreases to $55 million from $67 million; adjusted net income decreases to $55 million from $56 million
  Earnings per diluted share decreases to $0.37 from $0.46; adjusted earnings per diluted share decreases to $0.37 from $0.38
  Repurchased approximately $25 million of common stock

CHICAGO--(BUSINESS WIRE)--April 27, 2017--USG Corporation (NYSE:USG), an industry leading manufacturer of building products and innovative solutions, today reported results for the first quarter of 2017.

“We had sound operational performance in the first quarter and we are seeing solid demand for our products,” said Jennifer F. Scanlon, President and CEO. “I am encouraged about our prospects for the balance of the year, despite the uptick we are seeing in commodity costs.”

On a consolidated basis in the first quarter of 2017, net sales were $767 million, compared to $747 million in the first quarter of 2016. Operating profit decreased to $91 million from $116 million, while adjusted operating profit decreased to $104 million from $120 million in the first quarter of 2017 compared to the first quarter of 2016. Inflation in commodity costs across both the Gypsum and Ceilings businesses was the primarily driver of the decrease in consolidated operating profit in the first quarter of 2017.

USG generated $55 million in net income and $0.37 per diluted share in the first quarter of 2017, compared to $67 million and $0.46 per diluted share in the first quarter of 2016. On an adjusted basis, net income of $55 million and diluted earnings per share of $0.37 in the first quarter of 2017 decreased from $56 million and $0.38, respectively, in the first quarter of 2016. A full reconciliation of GAAP to adjusted metrics is set forth on an attached schedule.

The corporation’s Gypsum segment generated $91 million of operating profit in the first quarter of 2017. On an adjusted basis, operating profit of $91 million in the Gypsum segment decreased by $15 million over the first quarter of 2016. US wallboard price increased by 5%, while US wallboard volumes decreased by 4% in the first quarter of 2017. US wallboard manufacturing costs increased by $16 million due primarily to recent inflation in waste paper and synthetic gypsum input costs.

The Ceilings segment earned $23 million of operating profit in the first quarter of 2017 compared to $28 million in operating profit in the first quarter of 2016. The reduction in operating profit was driven primarily by increased tile and grid manufacturing costs on normalizing steel input costs, coupled with lower volumes in the US.

The USG Boral business generated $13 million of equity income in the first quarter of 2017, an increase of $6 million from the first quarter of 2016, on a 16% increase in plasterboard volumes as well as improved plasterboard price and increased sales of adjacent products.

“Our residential and commercial construction end markets are healthy and growing,” Ms. Scanlon said. “With innovative new product offerings, such as the Sheetrock® Brand EcoSmart Panels that we announced in March, we are well positioned for success in 2017.”

A conference call is being held today at 9:00 a.m. Eastern time (8:00 a.m. Central time) during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section, where the accompanying presentation materials can be found. The dial-in number for the conference call is 1-888-771-4371 in the United States and Canada (1-847-585-4405 for other international callers), and the pass code is 44622363. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, May 26, 2017. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 44622363.

USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its United States Gypsum Company and USG Interiors, LLC subsidiaries and its international subsidiaries, including its USG Boral Building Products joint venture. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted operating profit, adjusted net income, and adjusted earnings per diluted share, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. In addition, adjusted operating profit includes the income from the corporation's equity method investments, including USG Boral Building Products, because management views the joint ventures as a business unit, even though the corporation’s share of the joint venture is 50%. In addition, the corporation uses adjusted net income as a component in the measurement of incentive compensation. Prior year adjusted results also exclude results from Gypsum Transportation Limited (GTL), a shipping operation that the corporation has exited. Adjustments to net earnings are shown net of the tax effect computed at applicable statutory rates. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the corporation’s use of non-GAAP financial measures, and reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, our prospects, growing end markets, and our success in 2017. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including: economic conditions, such as employment, household formation, home ownership rate, existing home price trends, availability of mortgage financing, interest rates, consumer confidence, job growth and discretionary business investment; our ability to maintain or achieve price increases; the loss of one or more major customers; the impact on our performance and financial results due to the disposition of L&W Supply, one of our largest customers; competitive conditions, such as price, quality and range of products; unexpected operational difficulties or catastrophic events at our facilities; an increasing number of our customers having significant buying power; increased costs, or decreased availability, of key raw materials or energy; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; exposure to risks of operating internationally; our ability to innovate and protect our intellectual property and other proprietary rights; our ability to make capital expenditures and achieve the expected return on investment; a disruption in our information technology systems; significant changes in factors and assumptions used to measure our defined benefit plan obligations; changes in laws or regulations, including environmental and safety regulations; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence our business and stock price; our ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand our businesses; our ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; ability to incur substantial additional indebtedness; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2017	2016
Net sales	$767	$747
Cost of products sold	603	566
Gross profit	164	181
Selling and administrative expenses	73	68
Recovery of receivable	—	(3)
Operating profit	91	116
Income from equity method investments	13	7
Interest expense	(20)	(40)
Interest income	1	2
Loss on extinguishment of debt	—	(2)
Other (expense) income, net	(1)	3
Income from continuing operations before income taxes	84	86
Income tax expense	(29)	(26)
Income from continuing operations	55	60
Income from discontinued operations, net of tax	—	7
Net income	$55	$67

Earnings per average common share - basic:
Income from continuing operations	$0.38	$0.41
Income from discontinued operations	—	0.05
Net income	$0.38	$0.46

Earnings per average common share - diluted:
Income from continuing operations	$0.37	$0.41
Income from discontinued operations	—	0.05
Net income	$0.37	$0.46

Average common shares	146,309,994	145,819,026
Average diluted common shares	148,730,354	146,986,392

USG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)
(Unaudited)

	As of	As of
	March 31, 2017	December 31, 2016

Assets
Cash and cash equivalents	$341	$427
Short-term marketable securities	69	62
Receivables (net of reserves - 2017 - $8 and 2016 - $8)	264	183
Inventories	243	236
Income taxes receivable	1	1
Other current assets	35	40
Total current assets	953	949
Long-term marketable securities	24	29
Property, plant and equipment (net of accumulated
depreciation and depletion - 2017 - $1,995 and 2016 - $1,960)	1,715	1,707
Deferred income taxes	493	492
Equity method investments	665	628
Other assets	62	64
Total assets	$3,912	$3,869

Liabilities and Stockholders' Equity
Accounts payable	$233	$237
Accrued expenses	126	175
Current portion of long-term debt	500	—
Income taxes payable	10	10
Total current liabilities	869	422
Long-term debt	584	1,083
Deferred income taxes	4	4
Pension and other postretirement benefits	292	290
Other liabilities	187	184
Total liabilities	1,936	1,983
Stockholders' Equity:
Preferred stock – $1 par value, authorized 36,000,000 shares; outstanding - none	—	—
Common stock – $0.10 par value; authorized 200,000,000 shares; issued: 2017 - 146,513,000 shares and 2016 - 146,167,000 shares	15	15
Treasury stock at cost – 2017- 721,000 shares and 2016 - 0 shares	(24)	—
Additional paid-in capital	3,039	3,038
Accumulated other comprehensive loss	(352)	(385)
Retained earnings (accumulated deficit)	(702)	(782)
Total stockholders' equity	1,976	1,886
Total liabilities and stockholders' equity	$3,912	$3,869

Other Information:
Total cash and cash equivalents and marketable securities	$434	$518
Borrowing availability under existing credit facilities	125	85
Total Liquidity	$559	$603

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	Three months ended March 31,
	2017	2016
Operating Activities
Net income	$55	$67
Less: Income from discontinued operations, net of tax	—	7
Income from continuing operations	55	60

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	33	34
Loss on extinguishment of debt	—	2
Recovery of receivable	—	(3)
Share-based compensation expense	4	4
Deferred income taxes	29	25
Income from equity method investments	(13)	(7)
Pension settlement	—	2
Change in operating assets and liabilities	(138)	(158)
Other, net	1	(5)
Net cash used for operating activities of continuing operations	(29)	(46)
Net cash provided by operating activities of discontinued operations	(1)	16
Net cash used for operating activities	$(30)	$(30)

Investing Activities
Purchases of marketable securities	(24)	(79)
Sales or maturities of marketable securities	22	84
Capital expenditures	(39)	(14)
Other investing activities	—	9
Net cash used for investing activities of continuing operations	(41)	—
Net cash provided by (used for) investing activities of discontinued operations	6	(1)
Net cash used for investing activities	$(35)	$(1)

Financing Activities
Repayment of debt	—	(64)
Issuances of common stock	3	—
Repurchase of common stock	(25)	—
Repurchases of common stock to satisfy employee tax withholding obligations	(3)	(1)
Net cash used for financing activities of continuing operations	$(25)	$(65)

Effect of exchange rate changes on cash	4	1

Net decrease in cash and cash equivalents from continuing operations	$(91)	$(110)
Net increase in cash and cash equivalents from discontinued operations	5	15
Net decrease in cash and cash equivalents	(86)	(95)
Cash and cash equivalents at beginning of period	427	442
Cash and cash equivalents at end of period	$341	$347

USG CORPORATION
SEGMENT BUSINESS RESULTS
(dollars in millions)
(Unaudited)
	Three months ended March 31,
	2017	2016
Net Sales
Gypsum
United States	$555	$536
Canada	83	82
Mexico / Latin America	49	44
Canadian Mining	—	—
Eliminations	(38)	(34)
Total	649	628
Ceilings
United States	112	115
Canada	13	13
Mexico / Latin America	7	8
Eliminations	(12)	(15)
Total	120	121

Eliminations	(2)	(2)
Total USG Corporation Net Sales	$767	$747

Operating Profit (Loss)
Gypsum
United States	$90	$101
Canada	1	6
Mexico / Latin America	1	2
Canadian Mining	(1)	(3)
Gypsum Transportation Limited	—	3
Total	91	109
Ceilings
United States	21	26
Canada	1	1
Mexico / Latin America	1	1
Total	23	28

Corporate	(23)	(21)
Total USG Corporation Operating Profit	$91	$116

USG Boral Building Products (UBBP)
Net sales	$276	$229
Operating profit	35	23
Net income attributable to UBBP	25	14
USG share of income from UBBP	13	7

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2017	2016
Operating profit - GAAP measure	$91	$116
Income from equity method investments	13	7
GTL recovery of receivable / shipping operations	—	(3)
Adjusted operating profit - Non-GAAP measure	$104	$120

Gypsum operating profit - GAAP measure	$91	$109
GTL recovery of receivable / shipping operations	—	(3)
Gypsum adjusted operating profit - Non-GAAP measure	$91	$106

UBBP operating profit - GAAP measure	$35	$23
Income from equity method investments owned by UBBP	3	2
Operating (profit) loss attributable to non-controlling interest, pre-tax	(1)	(2)
Severance charges	—	1
UBBP adjusted operating profit - Non-GAAP measure	$37	$24

Net income - GAAP measure	$55	$67
Income from discontinued operations, net of tax	—	(7)
Loss on extinguishment of debt	—	2
GTL recovery of receivable	—	(8)
Tax expense (benefit) on adjustments (a)	—	2
Adjusted net income - Non-GAAP measure	$55	$56

Earnings per average diluted common share - GAAP measure	$0.37	$0.46
Adjustments per average diluted common share:
Income from discontinued operations, net of tax	—	(0.05)
Loss on extinguishment of debt	—	0.01
GTL recovery of receivable	—	(0.05)
Tax expense (benefit) on adjustments (a)	—	0.01
Adjusted earnings per adjusted average diluted common share – Non-GAAP measure	$0.37	$0.38

Average diluted common shares – GAAP	148,730,354	146,986,392
Adjustment to add common shares that would be dilutive based on adjusted net income	—	—
Adjusted average diluted common shares – Non-GAAP	148,730,354	146,986,392

(a) - Tax effect on adjustments is calculated using country specific statutory rates.

CONTACT:
USG Corporation
Media
Kathleen Prause
(312) 436-6607
kprause@usg.com
or
Investors
Ryan Flanagan
(312) 436-5304
investorrelations@usg.com